Exhibit 99.2
Clearwire Adds Three Industry Veterans to Executive Team to
Support Expansion of CLEAR™ Service Across United States
Company Names New Chief Commercial Officer, Chief Information Officer,
and Chief People Officer
Barry West to Become President of International
KIRKLAND, Wash. — May 13, 2009 — Clearwire Corporation [NASDAQ: CLWR], under its recently named Chief Executive Officer William T. (Bill) Morrow, announced today the addition of three new executives, and other strategic adjustments to the senior management team, to facilitate the expansion of CLEAR™ services across major markets in the United States.
The company’s new executives include: G. Michael Sievert who will join as Chief Commercial Officer; Kevin Hart who will serve as Chief Information Officer; and Laurent Bentitou who will join as Chief People Officer.
“Michael, Laurent, and Kevin each bring to Clearwire deep experience in their respective fields and in the telecommunications and technology industries,” said Bill Morrow, Chief Executive Officer of Clearwire. “Their talent and skills will be instrumental in implementing our expansion strategy as we align our internal structure to sharpen our focus on growing our staff, driving down our network costs and delivering a new category of service with a unique go-to-market strategy.”
In addition, the company also announced additional role adjustments for a few of Clearwire’s existing management team. Barry West, who most recently served as Clearwire’s President and Chief Architect, has been named President — International, and will continue to report to Morrow. Among his new responsibilities, West will oversee Clearwire’s international assets, and lead the company’s new Global Alliance Partnership Program designed to extend WiMAX collaboration initiatives with operators and industry associations around the world.
“Barry West is one of the most respected visionaries and global authorities on WiMAX and wireless technologies,” continued Morrow. “I am very pleased to have Barry’s leadership at the helm of our Global Alliance Partnership Program, and overseeing our international assets and operations.”
John Saw, who remains Chief Technology Officer, has been given the expanded responsibility of overseeing the network deployment of Clearwire’s broadband network and technologies, reporting to Morrow. In addition, after years of dedicated service to Clearwire, Perry Satterlee is stepping down as Chief Operating Officer.
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“John and Perry have both been instrumental leaders who have set the foundation for Clearwire’s success,” said Morrow. “I can’t imagine a better technology leader than John and I’m confident that he will excel in his expanded responsibilities to oversee our network expansion across the country. On behalf of the entire Clearwire team, I’d like to express our sincere appreciation to Perry for his years of dedication, leadership and significant accomplishments at Clearwire.”
New Clearwire Executives
Reporting to Morrow, G. Michael Sievert will join Clearwire in the newly created role of Chief Commercial Officer, effective June 15. In this position, Sievert will oversee wholesale and retail sales, marketing and customer care. He most recently served as co-founder and Chief Executive Officer of Switchbox Labs, which was acquired by Lenovo Group, Inc. earlier this year, and as Senior Vice President at Lenovo following the acquisition. Previously, Mr. Sievert was Corporate Vice President of the worldwide Windows group at Microsoft Corporation. Prior to Microsoft, he served as Executive Vice President and Chief Marketing Officer at AT&T Wireless, and Chief Sales and Marketing Officer at E*TRADE Financial. He began his career with management positions at Procter & Gamble and IBM.
Kevin T. Hart will join Clearwire as Chief Information Officer overseeing the company’s IT operations and reporting to Morrow effective June 1. Most recently, Hart served as Chief Information Officer for Level 3 Communications, one of the world’s largest IP communications providers. Before that, Hart was Vice President of Telecommunications, Media & Entertainment at Capgemini (formerly Ernst & Young) overseeing the overall growth and direction of the organization’s communications operations support systems, billing/business support systems and the network management systems service offerings and delivery. Prior to joining Capgemini’s management consulting practice, he held the positions of Director of Strategic Planning at International Paper and Manager of Operations at SBC Communications.
Reporting to Morrow, Laurent J. Bentitou will join Clearwire effective May 18 as Chief People Officer, responsible for the company’s growing staffing and people needs. Bentitou recently served as Vice President of Human Resources for T-Mobile USA where he was responsible for all talent acquisition, development, learning, and diversity hiring, as well as retention and mobility programs. Bentitou has more than fifteen years of professional experience having managed all aspects of staffing, recruiting and talent management for companies such as Home Depot and IBM.
Other Executive Leadership Team Members
Clearwire’s senior leadership team also includes the following executives reporting to Morrow: David Sach remains Chief Financial Officer; R. Gerard Salemme remains Executive Vice President — Strategy, Policy and External Affairs; Broady R. Hodder remains General Counsel; and Scott G. Richardson remains Chief Strategy Officer.
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Clearwire also released its quarterly earnings report today for the first quarter, and earlier today the company announced a strategic infrastructure and device alliance with Cisco. The press releases are posted at www.newsroom.clearwire.com. Clearwire executives will host a conference call and webcast at 4:30 p.m. Eastern Time. A live broadcast of the conference call will be available online on the company’s Investor Relations website located at: http://investors.clearwire.com. Interested parties can access the conference call by dialing 800-798-2801, or outside the United States 617-614-6205, five minutes prior to the start time. The passcode for the call is 87239806.
Additional information about company results and bios of the management team can be found at www.clearwire.com.
About Clearwire
Clearwire Communications, LLC, an operating subsidiary of Clearwire Corporation, (NASDAQ: CLWR), offers a robust suite of advanced high-speed Internet services to consumers and businesses. As part of a multi-year network build-out plan, Clearwire’s 4G service, called Clear™ will be available in major metropolitan areas across the U.S, and bring together an unprecedented combination of speed and mobility. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides unmatched network capacity to deliver next generation broadband access. Strategic investors include Intel Capital, Comcast, Sprint, Google, Time Warner Cable, and Bright House Networks. Clearwire currently provides 4G service, utilizing WiMAX technology in two markets and provides pre-WiMAX communications services in 50 markets across the U.S. and Europe. Headquartered in Kirkland, Wash., additional information about Clearwire is available at www.clearwire.com.
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Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, without limitation, Clearwire’s expectations regarding: future financial and operating performance and financial condition; network deployment and market launch plans; other plans, objectives and strategies; product development; and industry conditions. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to the risks referenced in the Form 10-K for the year ended December 31, 2008, in Part I, Item 1A, “Risk Factors.”
Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

Contacts:
Media Relations / Industry Analysts:
Susan Johnston
425.216.7913
susan.johnston@clearwire.com
Jeremy Pemble
206.381.3600
Jeremy@jlmpartners.com
Investor Relations:
Mary Ekman
425.216.7995
Mary.ekman@clearwire.com